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                                                                       EXHIBIT 5


                                                     March 31, 1999


Duke Energy Corporation
526 South Church Street
Charlotte, North Carolina 28202


Dear Sirs:

    With reference to the filing by Duke Energy Corporation (the Corporation) of Post-Effective Amendment No. 2 to the Registration Statement (No. 333-14209) of the Corporation on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed issuance and sale by the Corporation of $1,300,000,000 principal amount of First and Refunding Mortgage Bonds (the New Bonds) and/or Senior Notes or Subordinated Notes (the New Debt Securities), I hereby advise you as follows:

    As General Counsel, Corporate, Gas and Electric Operations, of the Corporation, I am familiar with the Articles of Incorporation and the By-Laws of the Corporation, both as amended to date, the form of supplemental indenture relating to the New Bonds (the New Bonds Supplemental Indenture) supplementing the First and Refunding Mortgage, dated as of December 1, 1927, from the Corporation to The Chase Manhattan Bank, as successor Trustee, as heretofore supplemented and amended (the First and Refunding Mortgage), the form of supplemental indenture relating to the Senior Notes (the Senior Notes Supplemental Indenture) supplementing the Senior Indenture dated as of September 1, 1998 from the Corporation to The Chase Manhattan Bank, as Trustee, as heretofore supplemented (the Senior Indenture) and the form of supplemental indenture relating to the Subordinated Notes (the Subordinated Notes Supplemental Indenture) supplementing the Subordinated Indenture dated as of December 1, 1997 from the Corporation to The Chase Manhattan Bank, as Trustee, as heretofore supplemented (the Subordinated Indenture) and have made such examination of corporate records and proceedings and other documents and questions of law as I have considered necessary for the purposes of this opinion.

   Based upon the foregoing, I am of the opinion that:

      (1) The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina.

      (2) Upon (a) the above-mentioned Post-Effective Amendment No. 2 to such Registration Statement under the Securities Act of 1933, as amended, becoming effective; (b) the First and Refunding Mortgage, as to be supplemented by the New Bonds Supplemental Indenture, having qualified under the Trust Indenture Act of 1939, as amended; (c) the execution and delivery of the New Bonds Supplemental Indenture; (d) the execution, authentication and delivery of the New Bonds in accordance with resolutions to be adopted by the Management Committee of the Board of Directors of the Corporation, and in accordance with the provisions of the First and Refunding Mortgage as to be supplemented by the New Bonds Supplemental Indenture; and (e) the issuance and sale of the New Bonds in accordance with the provisions of an appropriate order of the North Carolina Utilities Commission and an appropriate order of The Public Service Commission of South Carolina relating thereto, the New Bonds will be valid, binding and legal obligations of the Corporation in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of mortgagees' and other creditors' rights.

      (3) Upon (a) the above-mentioned Post-Effective Amendment No. 2 to such Registration Statement under the Securities Act of 1933, as amended, becoming effective; (b) the Senior Indenture, as to be supplemented by the Senior Notes Supplemental Indenture, having qualified under the Trust Indenture Act of 1939, as amended; (c) the execution and delivery of the Senior Notes Supplemental Indenture; (d) the execution, authentication and delivery of the Senior Notes in accordance with resolutions to be adopted by the Management Committee of the Board of Directors of the Corporation, and in accordance with the provisions of the Senior Indenture as to be supplemented by the Senior Notes Supplemental Indenture; and (e) the issuance and sale of the Senior Notes in accordance with the provisions of an appropriate order of the North Carolina Utilities Commission and an appropriate order of The Public Service Commission of South Carolina relating thereto, the Senior Notes will be valid, binding and legal obligations of the Corporation in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights.


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      (4) Upon (a) the above-mentioned Post-Effective Amendment No. 2 to such
   Registration Statement under the Securities Act of 1933, as amended, becoming effective; (b) the Subordinated Indenture, as to be supplemented by the Subordinated Notes Subordinated Indenture, having qualified under the Trust Indenture Act of 1939, as amended; (c) the execution and delivery of the Subordinated Notes Supplemental Indenture; (d) the execution, authentication and delivery of the Subordinated Notes in accordance with resolutions to be adopted by the Management Committee of the Board of Directors of the Corporation, and in accordance with the provisions of the Subordinated Indenture as to be supplemented by the Subordinated Notes Supplemental Indenture; and (e) the issuance and sale of the Subordinated Notes in accordance with the provisions of an appropriate order of the North Carolina Utilities Commission and an appropriate order of The Public Service Commission of South Carolina relating thereto, the Subordinated Notes will be valid, binding and legal obligations of the Corporation in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights.

   Further, I am of the opinion, except as stated above, and other than in connection with or in compliance with the provisions of the securities or blue sky laws of any jurisdiction of the United States or Canadian Province, that no consent of any governmental authority is necessary for the issuance and sale by the Corporation of the New Bonds and the New Debt Securities.

    I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement in connection with the issuance of the New Bonds and the New Debt Securities, and I also consent to the use of my name and the reference made to me under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.


                                               Very truly yours,





                                               Ellen T. Ruff



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